EXHIBIT 10.54
SECOND AMENDMENT TO THE
JOHN C. PLANT SUPPLEMENTAL RETIREMENT PLAN
          TRW Automotive Inc. (the “Company”) hereby adopts this Second Amendment to the Executive Supplemental Retirement Plan (the “Second Amendment”) established for John C. Plant (effective as of February 28, 2003) as amended through the date hereof (the “Plan”).
RECITALS
A. The Company adopted and maintains the Plan for the benefit of John C. Plant, its Chief Executive Officer (the “Executive”).
B. The Company desires to amend the Plan to provide that for purposes of the reduction described in Section 2.01(a)(5) of the Plan, the benefits Executive is entitled to receive under the UK Scheme shall be determined without regard to any postretirement cost-of-living inflation adjustments.
          NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, as follows:
1.	Section 2.01(a) is amended by eliminating the following sentences:
“Specifically for purposes of reflecting that benefits paid under the UK Scheme are indexed with inflation, the amount calculated under Section 2.01(a)(5) shall be determined on the basis of the following assumptions:
          (i) Rate(s) of future pension indexation assumed in the most recent actuarial valuation of the UK Scheme; and
          (ii) Rates of mortality and interest prescribed in the US Qualified Plan for purposes of determining amounts of monthly payment options.”
          and by replacing such sentences with the following:
“Notwithstanding anything to the contrary herein, the amount calculated under Section 2.01 (a)(5) shall be determined without regard to any postretirement cost-of-living inflation adjustments to the benefits payable under the UK Scheme.”
2.	Exhibit A. Exhibit A to the Plan is replaced with Exhibit A to this Second Amendment.

3.	No Other Amendments; Effectiveness. Except as set forth in this Second Amendment, the Plan is ratified and confirmed in all respects. This Second Amendment shall be effective as of the date hereof

4.	Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.
EXECUTED this 27th day of November, 2006.

TRW Automotive Inc.

By: Its:	/s/ David L. Bialosky EVP and General Counsel

PARTICIPANT

By:	/s/ John C. Plant

John C. Plant